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                                                                   Exhibit 10.41

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                               SERVICES AGREEMENT

                                 BY AND BETWEEN

                            COMBINATORX, INCORPORATED

                                       AND

                         COMBINATORX (SINGAPORE) PTE LTD


                              DATED AUGUST __, 2005

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                                TABLE OF CONTENTS

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                                                                            PAGE
1.   GENERAL SCOPE OF AGREEMENT; STATEMENTS OF WORK ...........................1

2.   RESPONSIBILITIES .........................................................1

3.   PERSONNEL; INSPECTIONS AND AUDITS ........................................2

4.   CHANGES IN SCOPE .........................................................2

5.   TERM .....................................................................3

6.   PAYMENTS AND SCHEDULES ...................................................3

7.   NOTICES ..................................................................5

8.   OWNERSHIP ................................................................5

9.   CONFIDENTIAL INFORMATION .................................................7

10.  MATERIALS ................................................................8

11.  PUBLICATIONS .............................................................8

12.  PUBLICITY ................................................................9

13.  INDEMNIFICATION ..........................................................9

14.  INSURANCE ...............................................................10

15.  TERMINATION .............................................................10

16.  CONFORMANCE WITH LAW; REPRESENTATION ....................................10

17.  APPLICABLE LAW ..........................................................11

18.  INDEPENDENT CONTRACTOR ..................................................11

19.  ENTIRE AGREEMENT ........................................................11

20.  ASSIGNMENT ..............................................................12

21.  WAIVER ..................................................................12

22.  FORCE MAJEURE ...........................................................12

23.  DELIVERY TO PURCHASER OF INFORMATION AND UNUSED MATERIALS ...............12

24.  DEBARMENT CERTIFICATION .................................................12

25.  MISCELLANOUS ............................................................13
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                               SERVICES AGREEMENT

     This Services Agreement (the "Agreement") is made as of ___________, 2005 (the "Effective Date"), by and between CombinatoRx, Incorporated, a Delaware corporation with its principal office and place of business at 650 Albany Street, Boston, MA 02118 ("Provider"), and CombinatoRx (Singapore) Pte Ltd, a Singapore private limited company (the "Purchaser").

     The parties agree as follows.

1.   GENERAL SCOPE OF AGREEMENT; STATEMENTS OF WORK

     A. As a "master" form of agreement, this Agreement permits the parties to contract for multiple projects as may be agreed upon from time to time by entering into multiple Statements of Work (as such term is defined in Section 1.B below), all of which shall be governed by the terms and conditions contained herein.

     B. Each project under this Agreement (each, a "Project") shall be separately negotiated and set forth in a writing on terms and in a form acceptable to the parties, and each such writing shall be executed by both parties (each such writing, a "Statement of Work"). An initial Statement of Work is attached hereto as Exhibit A. Each Statement of Work shall include a description of the scope of work, protocols, specifications, responsibilities, deliverables, timelines, budget and payment schedule. Each Statement of Work shall reference this Agreement and shall be subject to all of the provisions of this Agreement, in addition to the specific details set forth in the Statement of Work. To the extent any provisions of a Statement of Work conflict or are inconsistent with the provisions of this Agreement, the provisions of this Agreement shall control. When executed by both parties each Statement of Work shall constitute a separate and distinct contract between the parties and shall be incorporated herein by reference and form a part hereof. Unless otherwise expressly stated in a Statement of Work, the provisions of each Statement of Work shall be independent of and shall not affect the provisions of any other Statement of Work. Neither Purchaser nor Provider shall be under any obligation to enter into any Statement of Work.

2.   RESPONSIBILITIES

     Provider shall perform the services and fulfill the obligations and responsibilities set forth in this Agreement and each Statement of Work (such services, obligations and responsibilities are referred to herein collectively as the "Services"). Provider shall provide all personnel, equipment and resources necessary to perform the Services, except for Materials (as such term is defined in Section 10 hereof) to be provided by Purchaser as expressly set forth in the applicable Statement of Work. Provider personnel shall devote such time as is necessary to perform the Services diligently and in accordance with the timelines set forth in this Agreement and the applicable Statement of Work. Provider shall not perform any Services using the Materials beyond the scope of the applicable Statement of Work.

     Without limiting the generality of the foregoing, with respect to Services which involve the conduct of assays or analyses of materials (including the Materials) or data, Provider shall provide Purchaser with reports, in accordance with the schedule set forth in each applicable

Services Agreement(6)                  A-1

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Statement of Work, that contain the results of all assays or analyses, specific assay or analysis conditions, methodologies, protocols and raw data.

3.   INSPECTIONS AND AUDITS

     A. Provider may engage any contractor, subcontractor or other vendor (collectively, "Subcontractor") to perform any obligations under this Agreement, subject to the terms of this Section. Provider shall be responsible for the management of all Subcontractors. The engagement by Provider of any Subcontractor shall not relieve Provider of its obligations under this Agreement or any applicable Statement of Work. Any agreement between Provider and the Subcontractor pertaining to the Services shall be consistent with the provisions of this Agreement. Furthermore, unless otherwise agreed by Purchaser and Provider, prior to or at the time of engagement of any Subcontractor to perform any obligations hereunder, Provider shall cause such Subcontractor to agree in writing to be bound by terms providing for Purchaser rights no less favorable to Purchaser than the rights in this Agreement and the applicable Statement of Work.

     B. Purchaser authorized representative(s), and regulatory authorities to the extent required by law and applicable to the scope of the Services performed, may during regular business hours and, to the extent legally possible, at times arranged in advance with Provider, audit, inspect and copy all data, records and work products relating to the Services and Provider's performance under this Agreement and the Statements of Work; provided that Provider may limit the scope of any such audit or inspection to prevent the disclosure of confidential information of Provider or third parties, unless such confidential information is related to the performance of the Services and the disclosure is required for purposes of the audit or inspection. The disclosure of confidential information in connection with such audit or inspection is subject to the provisions of Section 9 hereof.

     C. (i) Provider shall prepare, maintain and retain complete, accurately written records, accounts, notes, reports and data of the Services and Provider's performance under this Agreement and the Statements of Work, in a form and of quality reasonably acceptable to Purchaser. (ii) Provider shall take such steps as are reasonably necessary to prevent the loss of computer-stored files generated by Provider or provided to Provider by Purchaser under this Agreement and to prevent any unauthorized access to such files.

4.   CHANGES IN SCOPE

     A Statement of Work may be amended by a written amendment to such Statement of Work which is executed by both parties (a "Change Order"). Each Change Order shall set forth the agreed changes to the applicable task, protocols, specifications, responsibility, budget, timeline or other matter. A Change Order shall become effective only upon the execution of the Change Order by both parties. As used in this Agreement, the term "Statement of Work" shall mean any Statement of Work, as amended by any Change Orders thereto. Each Change Order shall reference this Agreement and the Statement of Work it relates to and shall be subject to the provisions of this Agreement. To the extent any provisions of a Change Order conflict or are inconsistent with the provisions of this Agreement, the provisions of this Agreement shall control. All Change Orders shall be incorporated herein by reference and form a part hereof.

Services Agreement(6)                  A-2

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5.   TERM

     The term of this Agreement shall begin as of the Effective Date and end four (4) years thereafter, and may be renewed for subsequent terms as are mutually agreed in writing by the parties; provided, however, that should the term of any Statement of Work entered into during the term of this Agreement end beyond the termination date of this Agreement, then this Agreement shall remain in effect with respect to such Statement of Work until the termination of such Statement of Work; and provided further, that this Agreement and any Statement of Work may be earlier terminated in accordance with the provisions of this Agreement.

6.   PAYMENTS AND SCHEDULES

     A. Payment shall be due to Provider at such times and in such amounts as set forth in this Agreement and the Statement of Work applicable to the Services being provided. All costs and rates set forth in a Statement of Work shall remain firm for the duration of the Services performed under that Statement of Work. The cumulative value of all sums paid under all Statements of Work, inclusive of any variance on the yearly budget stated in such Statements of Work, shall not exceed US$7,253,000. Provider shall submit to Purchaser Provider's invoice in accordance with the schedule set forth in the applicable Statement of Work, and Purchaser shall pay to Provider the applicable amount within thirty (30) days following receipt by Purchaser of such invoice. Payment shall be made by wire transfer to Provider or by such other means as is agreed by the parties.

     B. In addition to the payments described in Section 6.A, until the expiration of the Royalty Term, Purchaser shall pay to Provider a royalty of two and a half percent (2.5%) of Net Sales of the Product in accordance with the terms of this Section.

         (1) FIRST COMMERCIAL SALE. Purchaser also agrees to report to Provider in its immediately subsequent progress and royalty report the date of First Commercial Sale of the Product in each country.

         (2) QUARTERLY PAYMENT REPORTS AND PAYMENTS. After the First Commercial Sale of the Product, Purchaser shall make quarterly payment reports ("Quarterly Payment Reports") to Provider on or before the thirtieth (30th) day following the end of the preceding calendar quarter. Each Quarterly Payment Report shall cover the most recently completed calendar quarter and shall show (a) the Net Sales of the Product sold during the most recently completed calendar quarter; (b) the royalties, in U.S. dollars, payable with respect to Net Sales; (c) the method used to calculate the payments owed to Provider; and (d) the exchange rates used and shall be accompanied by the payment shown as due on such Quarterly Report. If, after the First Commercial Sale of the Product, no sales of Products are made during any reporting period, a statement to this effect is required.

         (3) INTEREST ON LATE PAYMENTS. For purposes of this Section 6C only, Purchaser will be in default with respect to payment, without receipt of a reminder from Provider, for all payments not paid timely. In case of default with respect to payment, any amount not paid timely shall bear interest from its due date through the date of

Services Agreement(6)                  A-3

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     effective receipt of payment at the rate equal to the lesser of the maximum rate allowable under applicable law or one percent (1%) over the prime rate published in the eastern edition of THE WALL STREET JOURNAL on the date such payment was due or a comparable newspaper if THE WALL STREET JOURNAL shall cease publishing the prime rate.

         (4) DEFINITIONS. As used in this Section 6C, the following terms shall have the following definitions:

     "FIRST COMMERCIAL SALE" shall mean the first sale or other disposition for value of the Product, in a final dosage form packaged for the ultimate consumer, to an independent third party following regulatory approval, by Purchaser, its affiliates or a sublicensee of Purchaser.

     "NET SALES" shall mean the gross amount invoiced on sales to independent third parties of the Product by Purchaser or any of the Purchaser's affiliates and/or sublicensees less the sum of (i) trade, quantity and cash discounts actually allowed or paid; (ii) refunds, rebates, chargebacks, retroactive price adjustments (including Medicaid, managed care and similar types of rebates), and service allowances actually allowed or paid; (iii) credits or allowances given or made for rejections or returns of previous sales of the Product or for wastage replacement actually taken or allowed;
     (iv) taxes, duties or other governmental charges levied on the sale, transportation or delivery of the Product and paid by the selling party; and (v) charges for shipping, freight and insurance directly related to the distribution of the Product (excluding amounts reimbursed by third party customers).

     No deductions shall be made for commissions paid to individuals whether they are with independent sales agencies or regularly employed by such seller and on its payroll, or for the cost of collections.

     "PRODUCT" shall mean any products or methods the manufacture, use, sale, offer for sale or importation of which are covered by any claim contained in any patent or patent application claiming any part of the Project Intellectual Property (as defined in Section 8B).

     "ROYALTY TERM" shall mean, on a country by country and Product by Product basis, the period beginning upon the First Commercial Sale of a Product in a country and ending at the time of the expiration of the last to expire Valid Claim of any patent claiming Project Intellectual Property covering the manufacture, use or sale of the Product.

     "VALID CLAIM" shall mean any claim of a pending patent application which has not been abandoned or finally rejected without the right of appeal or which is not knowingly unpatentable, or any claim from an issued and unexpired patent which has not been revoked or held unenforceable or invalid by a decision of a court or other governmental authority of competent jurisdiction, and which has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue or disclaimer or otherwise.

Services Agreement(6)                  A-4

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     C. All monies due to Provider hereunder are payable in United States dollars. When Products are sold for monies other than United States dollars, the earned royalties will first be determined in the foreign currency of the country in which such Products were sold and then converted into equivalent United States funds. The exchange rate will be the average rate between the buying and selling rate as quoted in THE WALL STREET JOURNAL for the last twenty (20) days of the reporting period for which such rate is reported.

     D. If at any time legal restrictions prevent the prompt remittance of part or all payments by Purchaser with respect to any country where the Product is sold, unless prohibited from lawfully doing so, Purchaser must convert the amount owed into United States funds and must pay Provider directly from its U.S. source of funds, if such source is available, for the amount impounded. Purchaser will use commercially reasonable efforts to pay all future royalties due to Provider from its U.S. source of funds, if such source is available, so long as the legal restrictions described in this section still apply. For clarity, nothing in this Section shall relieve Purchaser from its obligation to make payments when due hereunder.

     E. All prices under this Agreement (royalties and other prices) are net prices. Any payment under this Agreement shall be made plus value added tax, if value added tax is levied under applicable law, and shall be grossed up for any withholding tax that may be required under applicable law. Fees of any nature levied or incurred on account of any payments from Purchaser to Provider accruing under this Agreement, by national, state or local governments, will be assumed and paid by Purchaser.

7.   NOTICES

     All notices, invoices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when (i) delivered by hand (with written confirmation of receipt), or (ii) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), to the appropriate address set forth below (or to such other address as a party may designate by notice to the other party):


If to Purchaser:      CombinatoRx (Singapore) Pte Ltd
                      20 Raffles Place
                      #09-01 Ocean Towers
                      Singapore 048620

If to Provider:       CombinatoRx, Incorporated
                      650 Albany Street
                      Boston, Massachusetts 02118
                      Attention: Chief Executive Officer

8.   OWNERSHIP

     A. All confidential or proprietary data, writings and other information provided to Provider by or on behalf of Purchaser, irrespective of whether provided in paper, oral, electronic

Services Agreement(6)                  A-5

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or other form shall remain the property of Purchaser. As used in this Agreement, the term "electronic form" shall include, but shall not be limited to, computer disks and tapes, CD-ROM disks, optical disks, electronic mail and audio tapes.

     B. Purchaser shall own all right, title and interest in and to any and all data, writings (irrespective of whether in written or electronic form), information (tangible and intangible), processes, methods, inventions, discoveries, improvements, trade secrets, works of authorship and technology in any form whatsoever, and any and all patent, copyright and other intellectual property rights therein, resulting from or generated, made or developed by or on behalf of Provider in the performance of the Services to the extent any of the foregoing covers novel therapeutic combination therapies for Infectious Disease (as defined in the Securities Purchase and Operating Agreement dated as of the date hereof among the Purchaser, the Provider and BioMedical Sciences Investment Fund Pte Ltd (the "Securities Purchase Agreement"), but excluding, without limitation, any process, methods, inventions, discoveries, improvements, trade secrets, works of authorship and technology related solely to the Provider Technology (as defined in Section 8.D below), (collectively, the "Project Intellectual Property"). The Project Intellectual Property shall be the sole and exclusive property of Purchaser and, subject to the other provisions of this
Section 8, may be used by Purchaser or its designees for any purposes and disclosed or transferred by Purchaser or its designees to any third parties (including but not limited to for incorporation in any governmental filings or for publication) with no further payment to Provider. Provider hereby assigns and shall assign to Purchaser any and all right, title and interest in and to the Project Intellectual Property, and Provider shall execute, and procure that its employees and Subcontractors execute (directly or through assignment to Provider and assignment by Provider to Purchaser), assignments to Purchaser of all right, title and interest in and to the Project Intellectual Property. In addition the Project Intellectual Property shall constitute confidential and proprietary information of Purchaser and shall be treated as "Confidential Information" of both parties for purposes of Section 9 hereof.

     Purchaser and Provider understand and agree that the Project Intellectual Property shall constitute works made for hire, as such is understood under the Copyright Act of 1976 (if applicable), and that Purchaser shall be the sole and exclusive owner of all rights in such work in any form and in all fields of use known or hereafter existing. Purchaser shall be considered author for purposes of the Copyright Act of 1976 (if applicable).

     C. In the event that Purchaser shall decide to file one or more United States or foreign patent applications covering one or more inventions constituting Project Intellectual Property, Provider shall at Purchaser's request and expense assist Purchaser in the preparation and prosecution of such patent application(s) and shall execute, and shall procure that its employees and Subcontractors execute (directly or through assignment to Provider and assignment by Provider to Purchaser), all documents deemed necessary by Purchaser for the filing thereof and for the vesting in Purchaser of sole and exclusive title thereto. Provider shall provide written notice to Purchaser of all inventions constituting Project Intellectual Property, which notice shall to the extent practicable be promptly given.

     D. Inventions, discoveries, technologies, trade secrets, works of authorship, writings, data and other information (i) that are owned by Provider prior to the conduct or commencement of any Services pursuant to this Agreement, or which shall be developed or acquired by Provider

Services Agreement(6)                  A-6

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independently of, and not in the performance of Services pursuant to this
Agreement (the "Provider Technology") or (ii) that are developed or acquired by Provider in the performance of Services pursuant to this Agreement and that do not relate to novel therapeutic combinations for Infectious Disease shall in each case remain the property of Provider.

     E. Purchaser does hereby grant to Provider a worldwide, fully paid, perpetual, sublicensable exclusive license under all of Purchaser's rights in the Project Intellectual Property to develop, use, make, have made, sell, offer for sale and import and export products and services outside of the Field. For purposes of this Agreement, the "Field" shall mean all systemic therapeutic treatment for Infectious Disease, excluding (i) the discovery, development or commercialization of any product(s) developed or to be developed for biodefense application(s) and (ii) the discovery, development or commercialization of any product or service for the treatment of Infectious Disease through Topical (as defined in the Securities Purchase Agreement) application of one or more therapeutic products.

9.   CONFIDENTIAL INFORMATION

     A. Neither Provider nor Purchaser shall disclose to any person or entity, or use for any purpose other than pursuant to this Agreement, any and all trade secrets, privileged records or other confidential or proprietary data or information disclosed by or on behalf of the other party pursuant to this Agreement or any previous confidentiality agreement(s) relating to the Services (collectively "Confidential Information"); except that either party shall have the right to disclose Confidential Information of the other party to employees of the first party's Affiliates who are bound by like obligations of non-disclosure and non-use. Such obligation of each party of non-disclosure and non-use with respect to Confidential Information disclosed by or on behalf of the other party shall not apply to the following:

        (1) Information at or after such time that it is or becomes publicly available through no fault of the receiving party or its Affiliates;

        (2) Information that is already known to the receiving party or its Affiliates as shown by prior written records and was not obtained directly or indirectly from the disclosing party;

        (3) Information at or after such time that it is disclosed to the receiving party or its Affiliates by another party with the legal right to do so;

        (4) Information that is required to be released by law, judicial process, court order or administrative request, provided that the receiving party limits disclosure to that purpose, after giving the disclosing party notice in time to allow the disclosing party to object to or seek to limit such disclosure and the receiving party cooperates with the disclosing party as the disclosing party may reasonably request;

        (5) Information that is developed by or for the receiving party or its Affiliates independently of access to the disclosing party's Confidential Information; or

        (6) Information that is disclosed with the disclosing party's express prior written consent and pursuant to the terms of such consent.

Services Agreement(6)                  A-7

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     Notwithstanding anything herein to the contrary, the parties agree that the
Project Intellectual Property shall be considered Confidential Information of Purchaser and shall be treated as Confidential Information disclosed by Purchaser to Provider hereunder for purposes of this Section 9.

     B. The obligations of each party under this Section 9 shall survive and continue for seven (7) years after the Effective Date.

10.  MATERIALS

     Purchaser or its designees may provide certain proprietary compounds and other proprietary materials for use in the performance of the Services (such compounds and other materials provided by or on behalf of Purchaser, and any other materials derived therefrom by Provider in the performance of the Services pursuant to this Agreement and any Statement of Work, shall be referred to collectively as the "Materials"). Provider hereby agrees as follows:

        (1) Purchaser shall retain all rights, title and interest in and to the Materials, except that Provider shall have the right to use the Materials for the sole purpose of performing the Services for Purchaser in accordance with the applicable Statement of Work. Materials shall be used by Provider for no purpose other than the performance of the Services for Purchaser in accordance with the applicable Statement of Work.

        (2) Materials shall not be analyzed or modified by Provider other than as required for performance of the Services pursuant to the applicable Statement of Work.

        (3) Materials shall be handled and used by Provider in accordance with all applicable laws and regulations.

        (4) Materials shall not be transferred by Provider to any third party without the prior written consent of Purchaser.

        (5) Upon the termination of or completion of the Services pursuant to the applicable Statement of Work, any unused Materials shall be either returned to Purchaser or disposed of under Provider's supervision in accordance with applicable laws and regulations and the instructions of Purchaser.

        (6) Materials shall not be administered by Provider to humans under any circumstances.

11.  PUBLICATIONS

     Publications or presentations by Provider of the methods and/or results of the Services shall not be permitted without the prior written consent of Purchaser.

Services Agreement(6)                  A-8

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12.  PUBLICITY

     A. Provider and Purchaser shall obtain prior written permission from the other before using or authorizing others to use the name, trademarks or service marks of the other in any form of advertising or publicity in connection with the Services.

     B. Provider and Purchaser each agrees not to issue any press release or like public announcement, whether oral or written, relating to this Agreement or the terms hereof without the prior written consent of the other party, provided, however, that in the event of a press release or like public announcement or disclosure of the terms of this Agreement required by law, the parties shall coordinate with each other with respect to the timing, form and content of such required disclosure.

13.  INDEMNIFICATION

     A. Purchaser shall indemnify and hold harmless Provider and its Affiliates and their respective directors, officers and employees from and against any and all claims, proceedings, damages or liabilities arising out of Purchaser' breach of any of the provisions of this Agreement or Purchaser' negligence or willful misconduct in the performance of this Agreement; provided that, in regard to any such claim or proceeding that is made by a third party, Purchaser, in reasonable consultation with Provider, shall have the right to select defense counsel and control the defense of such third party claim or proceeding.

     B. Provider shall indemnify and hold harmless Purchaser and its Affiliates and their respective directors, officers and employees from and against any and all claims, proceedings, damages or liabilities arising out of Provider's breach of any of the provisions of this Agreement or Provider's negligence or willful misconduct in the performance of this Agreement; provided that, in regard to any such claim or proceeding that is made by a third party, Provider, in reasonable consultation with Purchaser, shall have the right to select defense counsel and control the defense of such third party claim or proceeding.

     C. Any party seeking indemnification hereunder shall notify the other party in writing promptly after receipt of any third party claim or proceeding in respect of which it intends to base a claim for indemnification hereunder, but the failure or delay so to notify the indemnifying party shall not relieve the indemnifying party of any obligation or liability that it may have to the indemnified party except to the extent that its ability to defend or resolve the claim or proceeding is adversely affected thereby. The indemnifying party shall provide diligent defense against any third party claim or proceeding with respect to the subject of the indemnity contained herein. The indemnifying party shall not settle any such claim or proceeding without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld. The indemnified party shall cooperate with and provide assistance to the indemnifying party and its legal representatives as may be reasonably requested by the indemnifying party in connection with such claim or proceeding. The indemnified party shall have the right to select and to obtain representation by separate legal counsel at its own expense.

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14.  INSURANCE

     A. Purchaser shall maintain insurance coverage at levels sufficient to support the indemnification obligations assumed herein, in amounts and on other terms reasonably acceptable to Provider. Purchaser shall provide for Provider to be covered as a named insured, shall provide Provider with evidence of such insurance and shall provide to Provider not less than thirty (30) days prior written notice of any cancellation in its coverage.

     B. Provider shall maintain insurance coverage at levels sufficient to support the indemnification obligations assumed herein, in amounts and on other terms reasonably acceptable to Purchaser. Provider shall provide for Purchaser to be covered as a named insured, shall provide Purchaser with evidence of such insurance and shall provide to Purchaser not less than thirty (30) days prior written notice of any cancellation in its coverage.

15.  TERMINATION

     A. (i) Any party may terminate this Agreement or any Statement of Work immediately by written notice to other party, in the event of a material breach of this Agreement or such Statement of Work by the other party, if the non-breaching party shall have given written notice to the breaching party specifying the nature of the breach and such breach shall not have been substantially cured within 180 days (30 days in the case of any payment breach) after such notice of breach. Any termination by any party for breach by the other party shall be without prejudice to any damages or remedies to which it may be entitled from the other party. (ii) Any party may terminate this Agreement or any Statement of Work immediately by written notice to the other party, if the other party becomes insolvent, makes or has made an assignment for the benefit of creditors, is the subject of proceedings in voluntary or involuntary bankruptcy instituted on behalf of or against it (except for involuntary bankruptcies which are dismissed within ninety (90) days) or has a receiver or trustee appointed for substantially all of its property.

     B. The expiration or termination of this Agreement or any Statement of Work shall not affect the rights and obligations of the parties accrued prior to such expiration or termination. The rights and obligations under Sections 3.E, 6.C, 6.D, 6.E, 6.F, 8, 9, 10, 11, 12, 13, 14, 15, 16, 20, 23 and 24 of this Agreement shall survive the expiration or termination of this Agreement.

16.  CONFORMANCE WITH LAW; REPRESENTATION

     Provider shall perform the Services and discharge obligations under this Agreement and each Statement of Work in conformance with (i) professional standards and practices, (ii) this Agreement and the applicable Statement of Work, and (iii) all applicable laws and regulations. Without limiting the generality of the foregoing, Provider shall retain all records relating to the Services and Provider's performance of this Agreement and the Statements of Work for the time periods required by applicable federal regulations.

     Provider represents and warrants to Purchaser that Provider owns or has a license to all patents, copyrights, trade secrets and proprietary information used in the performance of the Services (other than patents, copyrights, trade secrets or proprietary information that may be required as a result of performance of the Services using any Materials provided by or on behalf of Purchaser or any other compounds or materials in which third parties have or may have

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intellectual property rights ("Third Party Compound IP Rights")) and
(subject only to any such Third Party Compound IP Rights) has the right to perform Services and discharge obligations pursuant to this Agreement and each Statement of Work and to grant rights to Purchaser pursuant hereto and thereto, free and clear of all encumbrances, without the need for any third party consent, and without infringing or violating any patent, copyright, trade secret, proprietary or other right of any third party. Provider represents and warrants to Purchaser that all individuals performing the Services for or on behalf of Provider have entered into agreements with Provider providing for the assignment to Provider of all inventions and discoveries made or arising in the course of the performance of the Services. Provider shall indemnify and hold harmless Purchaser and its Affiliates from and against any and all claims, proceedings, damages or liabilities arising out of the breach of the foregoing representations and warranties.

17.  APPLICABLE LAW

     This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to the conflicts of laws principles thereof.

18.  INDEPENDENT CONTRACTOR

     A. Provider acknowledges and agrees that it is solely responsible for the compensation of the personnel assigned to the Services, and as employer, shall be responsible for withholding all federal, state, local or other applicable taxes and similar items. Provider also shall be responsible for all other employer related obligations, including providing appropriate insurance coverage and employee benefits, and making all other deductions required by law affecting the gross wages of each employee.

     B. Provider personnel assigned to the Services are not nor shall they be deemed to be at any time during the term of this Agreement employees of Purchaser. The parties' relationship and status with each other shall be that of independent contractors, and neither party shall state or imply, directly or indirectly, that it is empowered or authorized to commit or bind the other party or to incur any liabilities or expenses on behalf of the other party or to enter into any oral or written agreement in the name or on behalf of the other party. Nothing herein shall create, expressly or by implication, a partnership, joint venture, agency, or other association of the parties.

19.  ENTIRE AGREEMENT

     This Agreement and any Statements of Work and Change Orders entered into pursuant hereto represent the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede all prior communications between the parties with respect to such subject matter. This Agreement shall supersede the Confidentiality Agreement dated as of June 13, 2002 between Purchaser and Provider with respect to Confidential Information disclosed pursuant to this Agreement. Any Statements of Work and Change Orders shall be incorporated in this Agreement by reference and form a part hereof. In the event of any inconsistency between this Agreement and any Statement of Work or Change Order, the provisions of this Agreement shall govern. This Agreement shall not be modified or amended except by a written agreement signed by the parties hereto.

Services Agreement(6)                 A-11

20.  ASSIGNMENT

     Except as expressly provided in this Section, this Agreement and any Statement of Work, and all rights and obligations hereunder and thereunder, may not be assigned by either party without the express written consent of the other party. Any assignment or attempt at the same in contravention of the foregoing shall be void and of no effect. Either party may assign this Agreement and any Statement of Work, and all rights and obligations hereunder and thereunder, in whole or in part without the consent of the other party, to any of the assignment party's affiliates or in connection with the transfer or sale of all or substantially all of the assigning party's assets or business or its merger or consolidation with another company. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

21.  WAIVER

     No waiver of any term, provision or condition of this Agreement whether by conduct or otherwise in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition, or as waiver of any other term, provision or condition of this Agreement.

22.  FORCE MAJEURE

     Neither party shall be liable to the other for failure or delay in performing its obligations under this Agreement, to the extent such failure or delay is caused by circumstances beyond such party's control, such as labor disturbances or labor disputes, accidents, civil disorders or commotions, acts of aggression or acts of God. In such event, the party affected shall use reasonable efforts to resume performance of this Agreement.

23.  DELIVERY TO PURCHASER OF INFORMATION AND UNUSED MATERIALS

     Within thirty (30) days following the termination of this Agreement or the termination of or completion of Services pursuant to any Statement of Work, (i) upon written request, all data and information that were furnished to Provider by or on behalf of Purchaser pursuant hereto shall be returned to Purchaser; and
(ii) all unused Materials shall either be returned to Purchaser or disposed of in accordance with the provisions of Section 10(5) hereof.

24.  DEBARMENT CERTIFICATION

     Neither Provider nor any person employed thereby has been debarred under
Section 306(a) or (b) of the Federal Food, Drug and Cosmetic Act and no debarred person shall in the future be employed by Provider in connection with any work to be performed for or on behalf of Purchaser. If at any time after execution of this Agreement, Provider becomes aware that Provider or any person employed thereby in connection with any work performed for or on behalf of Purchaser is, or is in the process of being debarred, Provider shall so notify Purchaser immediately.

Services Agreement(6)                 A-12

25.  MISCELLANOUS

     A. As used in this Agreement, an "Affiliate" of any party shall mean any corporation, company, partnership, firm or other entity that, directly or indirectly, controls, is controlled by or is under common control with such party. For purposes of this definition "control" of any party or entity shall mean the beneficial ownership of fifty percent (50%) or more of the voting or income interest in such party or entity.

     B. Should one or more provisions of this Agreement or any Statement of Work become void or unenforceable as a matter of law, then this Agreement or such Statement of Work shall be construed as if such provision were not contained herein or therein and the remainder of this Agreement or such Statement of Work shall be in full force and effect, and the parties will endeavor in good faith to substitute for the invalid or unenforceable provision a valid and enforceable provision which conforms as nearly as possible with the original intent of the parties.

     C. The captions and headings used in this Agreement or any Statement of Work or Change Order are for convenience of reference only and shall not affect the meaning or interpretation hereof or thereof in any way.

     D. This Agreement and any Statement of Work or Change Order may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Services Agreement in duplicate.


COMBINATORX (SINGAPORE)                COMBINATORX, INCORPORATED
PTE LTD


By                                     By
  ---------------------------------      -----------------------------

Name                                   Name
    -------------------------------        ---------------------------

Title                                  Title
     ------------------------------         --------------------------

Date                                   Date
    -------------------------------        ---------------------------

Services Agreement(6)                 A-13